Exhibit 5.1

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

www.dlapiper.com

T: 973-520-2550

F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Emilio Ragosa

December 14, 2023

Liquidia Corporation

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

Re:      Liquidia Corporation, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Liquidia Corporation, a Delaware corporation (the “Company”), in connection with the sale by the Company of 3,491,620 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-251394) (the “Registration Statement”), initially filed with the United States Securities and Exchange Commission (the “SEC”) on December 16, 2020 and declared effective by the SEC on December 23, 2020, and the prospectus contained therein, as supplemented by the prospectus supplement dated December 12, 2023 (the “Prospectus Supplement”).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus Supplement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, and the Bylaws of the Company, and the minutes of meetings of the stockholders and the Board of Directors, as provided to us by the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2023 and its incorporation by reference into the Registration Statement and to the reference to us under the caption “Legal Matters” in each of the base prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)